UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014 (May 27, 2014)

MERCK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, NJ		08889
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (908) 423-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The following matters were voted upon at the Annual Meeting of Shareholders held on May 27, 2014, and received the votes set forth below:

1.	All of the following persons nominated were elected to serve as directors and received the number of votes set forth opposite their respective names:

Names	For	Against	Abstained	Broker Non-Votes
Leslie A. Brun	2,093,453,879	28,434,278	6,751,815	366,432,604
Thomas R. Cech	2,112,253,761	9,656,041	6,730,170	366,432,604
Kenneth C. Frazier	2,053,353,807	59,089,945	16,196,220	366,432,604
Thomas H. Glocer	2,100,497,365	21,257,917	6,884,690	366,432,604
William B. Harrison, Jr.	2,087,292,757	34,532,978	6,814,237	366,432,604
C. Robert Kidder	2,111,285,966	10,545,819	6,808,187	366,432,604
Rochelle B. Lazarus	2,106,686,125	15,353,399	6,600,448	366,432,604
Carlos E. Represas	2,098,317,483	23,487,746	6,834,743	366,432,604
Patricia F. Russo	2,031,088,051	90,388,337	7,163,584	366,432,604
Craig B. Thompson	2,115,351,408	6,630,069	6,658,495	366,432,604
Wendell P. Weeks	2,110,467,855	11,428,439	6,743,678	366,432,604
Peter C. Wendell	2,102,832,987	19,035,179	6,771,806	366,432,604

2.
A proposal to approve, by a non-binding advisory vote, executive compensation of our Named Executive Officers received 2,039,358,059 votes FOR and 71,177,050 votes AGAINST, with 18,104,863 abstentions and 366,432,604 broker non-votes.

3.
A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014 received 2,462,040,929 votes FOR and 20,974,809 votes AGAINST, 12,056,838 abstentions.

4.
A shareholder proposal concerning shareholders’ right to act by written consent received 861,066,103 votes FOR and 1,252,254,694 votes AGAINST, with 15,319,175 abstentions and 366,432,604 broker non-votes.

5.	A shareholder proposal concerning special shareowner meetings received 651,459,628 votes FOR and 1,461,457,976 votes AGAINST, with 15,722,368 abstentions and 366,432,604 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 29, 2014

Merck & Co., Inc.

By:	/s/ Katie E. Fedosz
Name: Katie E. Fedosz
Title: Senior Assistant Secretary